                                                                                                                                                                                Exhibit 99.1

[ARCHSTONE-SMITH Letterhead]

MEMORANDUM

                                                                                                                                                           Archstone-Smith Trust
                                                                                                                                                9200 E. Panorama Circle, #400
                                                                                                                                                           Englewood, CO   80112
                                                                                                                                                                   Tel: (303) 708-5959
                                                                                                                                                                   Fax: (303) 708-6954

Date:	December 10, 2003

To:	The Board of Trustees and Executive Officers of Archstone-Smith Trust

CC:	Caroline Brower – Legal Department
Terry Cooper – Benefits Department

From:	Erin McMahon – Manager, Stock Administration, Legal Dept.

Re:	NOTICE OF BLACKOUT ON TRADING FOR SECTION 16(b) FILERS: JANUARY 8, 2004 THROUGH JANUARY 16, 2004

Beginning on January 17, 2004 the Archstone-Smith 401(k) Savings Plan (the “401(k) Plan”) will offer several new fund choices.  During the period of January 8, 2004 through January 16, 2004 there will be a freeze on all transactions in the 401(k) Plan, including those on Company shares, so that these new fund choices may be added.  Our benefits department will be sending out a separate notice regarding these changes.

During this time all trustees and executive officers of Archstone-Smith are not only prohibited from conducting any transactions in the 401(k) Plan but all other transactions directly or indirectly involving Archstone-Smith shares, whether or not in the 401(k) Plan, will be prohibited as well during the freeze.

If you have any questions regarding potential transactions please do not hesitate to contact me at (303) 708-5961 or Caroline Brower at (303) 708-5949.

Thank you.